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                                                                       EXHIBIT F

                            CENTERPOINT ENERGY, INC.
                      INVESTMENT IN FINANCING SUBSIDIARIES
                            AS OF SEPTEMBER 30, 2004

Utility Holding Company
   10054 CenterPoint Energy Capital Trust II                  (1)        3,135,565
   10129 CenterPoint Energy Trust I                           (1)       11,598,000
   10181 CenterPoint Energy Investment Management, Inc.                691,667,163

CenterPoint Energy Resources Corp.
   10381 CenterPoint Energy Resources Trust                   (1)        5,419,375
   10375 CenterPoint Energy Gas Receivables, LLC              (2)       54,001,001

(1) Under GAAP accounting, the Trust subsidiaries are deconsolidated from CenterPoint Energy, Inc. and CenterPoint Energy Resources Corp. financial statements as of December 31, 2003, forward.

(2) CenterPoint Energy Gas Receivables is a subsidiary that began activity in November 2002.